EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Joseph E. O'Dell, President and Chief Executive Officer of First Commonwealth Financial Corporation ("the Corporation"), certify that the Annual Report of the Corporation on Form 10-K for the period ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Corporation at the end of such period and the results of operations of the Corporation for such period.

DATED: March 10, 2004	/S/Joseph E. O'Dell
Joseph E. O'Dell
President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Commonwealth Financial Corporation and will be retained by First Commonwealth Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.